  Exhibit 99.1

Support.com Reports Third Quarter 2018 Financial Results and Reaches Settlement Agreement with Federal Trade Commission

Sunnyvale, CA – November 7, 2018 – Support.com, Inc. (NASDAQ: SPRT), a full-spectrum leader in outsourced call center and direct-to-consumer technical support solutions, today reported unaudited financial results for its third quarter ended September 30, 2018. In addition, Support.com announced it has reached a proposed settlement agreement with the Federal Trade Commission (“FTC” or the “Commission”) in relation to activities of the Company prior to December 2016, resolving the multi-year investigation.

Rick Bloom, President and Chief Executive Officer of the Company, stated, “The settlement with the FTC removes an impediment that has limited our ability to undertake certain investments. While we believe the FTC’s substantive allegations are factually incorrect, we considered the settlement in the best interests of the Company because the financial cost and distraction of protracted litigation would have been significant. Now the Board and management team can focus their energies on continuing to build shareholder value.”

Q3 2018 Financial Summary

For the third quarter of 2018, total revenue was $18.0 million, up 20 percent compared to revenues of $15.0 million in the third quarter of 2017 and up 3 percent compared to revenues of $17.5 million in the second quarter of 2018.

On a GAAP basis, we recorded a net loss for the third quarter of 2018 of $(9.1) million, or $(0.49) per share, compared to $0.2 million, or $0.01 per share, in the third quarter of 2017 and $0.4 million, or $0.02 per share, in the second quarter of 2018. Included in the third quarter of 2018 is a $10 million charge in relation to the abovementioned settlement with the FTC.

On a non-GAAP basis, we recorded net income in the third quarter of 2018 of $1.0 million, or $0.05 per share, compared to $0.4 million, or $0.02 per share, in the third quarter of 2017 and $0.5 million, or $0.03 per share, in the second quarter of 2018.

On both a GAAP and non-GAAP basis, operating expenses for the third quarter of 2018 included $0.1 million in primarily legal expenses not associated with normal business operations. This compares with $0.2 million in the third quarter of 2017 and $0.1 million in the second quarter of 2018, both primarily legal expenses.

Key changes in our non-GAAP net income/(loss) included the following:

●
Gross profit increased by $0.1 million in the third quarter compared to the same period in 2017, and was up $0.6 million compared to the second quarter of 2018.
●
Our gross profit margin declined by 3.0 percentage points compared with the same quarter of 2017, but was up 2.7 percentage points relative to the second quarter of 2018. The increase from the second quarter reflected the benefits from our investment in recruiting and training agents with several key major customers.

●
Operating expenses in the third quarter of 2018 were $2.8 million, lower by $0.4 million (13 percent) than the $3.2 million of operating expenses in the third quarter of 2017, but were higher by $0.1 million (6 percent) than the $2.7 million of operating expenses in the second quarter of 2018.
●
Our lower operating expenses as compared with the year-ago quarter reflect the impact of our continuing cost-savings initiatives during 2018, which included operational efficiencies, tighter fiscal controls on headcount and spending, and the renegotiation of certain vendor agreements.

Non-GAAP income/(loss) excludes stock-based compensation, amortization of intangible assets, restructuring expenses and one-time legal settlement expenses. Collectively, these items impacted income/(loss) from continuing operations by $10.1 million in the third quarter of 2018, $0.2 million in the third quarter of 2017, and $0.1 million in the second quarter of 2018. A reconciliation of GAAP to non-GAAP results is presented in the tables below.

Balance Sheet Information

At September 30, 2018, cash, cash equivalents, and short-term investments were $47.9 million, compared to $49.2 million at December 31, 2017.

Total assets as of September 30, 2018, were $63.3 million and total shareholders’ equity was $47.2 million.

Support.com will not host a conference call discussing the Company’s third quarter results. For more information, please visit the Investor Relations section of the Support.com website at Support.com/about-us/investor-relations/.

Support.com Reaches Settlement Agreement with Federal Trade Commission

In December 2016, the FTC began an investigation related to a customer’s use of PC Healthcheck, a now obsolete software program that the Company developed on behalf of that customer for their use with their own customers. The investigation is a result of that third party’s interactions with their own customers, and it relates to this third party’s use prior to December 31, 2016, when the Company was under the management of the previous Board of Directors and executive management team. Support.com has cooperated fully with the FTC’s investigation and provided all requested information.

On November 6, 2018, almost two years into the investigation, the Company and the FTC entered into a settlement agreement (the “Consent Order”) resolving all matters between the Commission and the Company. This Consent Order, which has been lodged with the US District Court for the Southern District of Florida, provides for a judgment in favor of the Commission in the amount of approximately $35 million. The FTC has agreed to accept a payment of $10 million in settlement of the $35 million judgment, subject to the factual accuracy of the information provided by the Company as part of its financial representations. In the Consent Order, the Company does not admit to any wrongdoing regarding the FTC’s allegations against the Company.

Furthermore, the Company has agreed to implement certain new procedures and enhance certain existing procedures. For example, the Consent Order necessitates that the Company cooperate with representatives of the Commission on associated investigations of other parties as needed; imposes requirements on the Company regarding obtaining acknowledgements of the Consent Order and compliance certification, including record creation and maintenance.

The Company believes that the $10 million settlement is in its best interest because protracted litigation would likely result in additional financial cost and further distraction during a critical time of transition. After almost two years of legal expenses and cooperating with the FTC’s investigation, the Company believes the settlement makes financial sense for the shareholders. The Company’s Board of Directors and management team can now further focus on building the business and creating a superior tech support experience for its customers and consumers in general.

The Company’s Board of Directors unanimously approved the settlement and has established protocols to ensure full compliance with the terms of the Consent Order.

The Company has also responded to Civil Investigative Demands (“CID”) issued by the Attorney General of the states of Washington and Texas, neither of which has alleged a factual basis for the underlying CID, and continues to remain cooperative with respect to these matters.

“While we disagree with the FTC’s substantive allegations against us, we believe the settlement represents the best outcome for the Company in this situation and given these circumstances,” continued Mr. Bloom.

About Support.com

Support.com, Inc. (NASDAQ: SPRT) is a full-spectrum leader in outsourced call center and direct-to-consumer technical support solutions. The company’s skilled US-based workforce delivers high quality, turnkey support solutions. With more than 20 years serving well-known brands, Support.com has the expertise, tools, and software solutions to troubleshoot and maintain all the devices in the connected home, helping people get the most out of their technology. For more information, please visit www.support.com.

Support.com, Inc. is an Equal Opportunity Employer. For more information, visit http://www.support.com/about-us/careers.

© 2018 Support.com, Inc. All rights reserved. Support.com and the Support.com logo are trademarks or registered trademarks of Support.com, Inc. in the United States and other countries. All other marks are the property of their respective owners.

Safe Harbor Statement

This press release contains “forward-looking statements” as defined under the U.S. federal securities laws, including the Private Securities Litigation Reform Act of 1995, and is subject to the safe harbors created by such laws. Forward-looking statements include, for example, all statements relating to expected financial performance (including without limitation statements involving growth and projections of revenue, margin, profitability, income (loss) from continuing operations, income (loss) per share from continuing operations, cash usage or generation, cash balance as of any future date, capital structure and other financial items); the plans and objectives of management for future operations, customer relationships, products, services or investments; personnel matters; and future performance in economic and other terms. Such forward-looking statements are based on current expectations that involve a number of uncertainties and risks that may cause actual events or results to differ materially from those indicated by such forward-looking statements, including, among others, our ability to retain and grow major programs, our ability to expand and diversify our customer base, our ability to market and sell our Support.com Cloud (formerly “Nexus®”) software-as-a-service (SaaS) offering, our ability to maintain and grow revenue, our ability to successfully develop new products and services, our ability to manage our workforce, our ability to operate in markets that are subject to extensive regulations, such as support for home security systems, our ability to control expenses and achieve desired margins, our dependence on a small number of customers and partners, our ability to attract, train and retain talented employees, potential intellectual property, class action or other litigation, our ability to utilize and realize the value of our net operating loss carryforwards and how they could be substantially limited or permanently impaired, given our current market capitalization and cash position, our ability to execute the cost reduction program involving the planned actions on the expected schedule, our ability to achieve the cost savings expected in connection with the cost reduction plan, the ultimate effect of any such cost reductions on our financial results, and our ability to manage the effects of the cost reduction plan on our workforce and other operations. These and other risks may be detailed from time to time in Support.com’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its latest Annual Report on Form 10-K and its latest Quarterly Report on Form 10-Q, copies of which may be obtained from www.sec.gov. Support.com assumes no obligation to update its forward-looking statements, except as may otherwise be required by the federal securities laws.

Disclosure Regarding Non-GAAP Financial Measures

Support.com excludes stock-based compensation expense, amortization of intangible assets and other, restructuring charges and one-time legal settlement charges from its GAAP results, in order to determine the non-GAAP financial measures of Net income (loss) and Net earnings (loss) per share, as described in A through D below. We believe that the non-GAAP measures, when viewed in addition to and not in lieu of our reported GAAP results, assist investors in understanding our results of operations.

A. Stock-based compensation expense. Management excludes stock-based compensation expense when evaluating its performance from period to period because such expenses do not require cash settlement and because such expenses are not used by management to assess the performance of the Company’s business. Stock-based compensation expense was $102,000 in the third quarter of 2018, compared to $28,000 in the third quarter of 2017 and $108,000 in the second quarter of 2018. For the nine months ended September 30, 2018, and 2017, stock-based compensation expense was $576,000 and $295,000, respectively.

B. Amortization of intangible assets and other. The Company does not acquire businesses on a predictable cycle; therefore, management excludes acquisition-related intangible asset amortization and related charges when evaluating its operating performance. Amortization of intangible assets and other was zero in the second and third quarters of 2018 and the third quarter 2017. For the nine months ended September 30, 2018, and 2017, amortization of intangible assets and other was zero and $16,000, respectively.

C. Restructuring charges. Management excludes restructuring charges when evaluating its operating performance because the Company does not incur such charges on a predictable basis and exclusion of such charges enables more consistent evaluation of the Company’s operating performance. Restructuring charges were zero in the third quarter of 2018, compared to $128,000 in the third quarter of 2017 and zero in the second quarter of 2018. For the nine months ended September 30, 2018, and 2017, restructuring charges were zero and $128,000, respectively.

D. One-time legal settlement for FTC litigation. Management excludes significant one-time litigation settlement charges when evaluating its operating performance because the Company does not incur such charges on a predictable basis and exclusion of such charges enables more consistent evaluation of the Company’s operating performance. The one-time legal settlement amount for the FTC investigation was $10 million in the third quarter of 2018, compared to zero in the third quarter of 2017 and the second quarter of 2018. For the nine months ended September 30, 2018, and 2017, the one-time legal settlement amounts for the FTC investigation were $10 million and zero, respectively. Legal and related expenses associated with this investigation have been expensed as incurred and are included in general and administrative expenses in the financial statements. These legal and related expenses have not been accounted for in our non-GAAP financial measures.

The Company believes that non-GAAP financial measures have significant limitations in that they do not reflect all of the amounts associated with the Company’s financial results as determined in accordance with GAAP and that these measures should only be used to evaluate the Company’s financial results in conjunction with the corresponding GAAP measures. In addition, the exclusion of the items indicated above from the non-GAAP financial measures presented does not indicate an expectation by management that such items will not be incurred in subsequent periods.

SUPPORT.COM, INC.
GAAP CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	Sept 30,	December 31,
	2018 (1)	2017

Assets
Current assets:
Cash, cash equivalents and short-term investments	$47,918	$49,233
Accounts receivable, net	12,539	11,951
Prepaid expenses and other current assets	980	802
Total current assets	61,437	61,986
Property and equipment, net	846	1,133
Intangible assets, net	250	250
Other assets	725	984

Total assets	$63,258	$64,353

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued compensation	$2,854	$3,661
Other accrued liabilities	1,212	1,330
Acrued legal settlement	10,000	-
Short-term deferred revenue	1,244	2,006
Total current liabilities	15,310	6,997
Long-term deferred revenue	-	13
Other long-term liabilities	725	885
Total liabilities	16,035	7,895

Stockholders' equity:
Common stock	2	2
Additional paid-in-capital	268,600	267,857
Treasury stock	(5,297)	(5,297)
Accumulated other comprehensive loss	(2,568)	(2,108)
Accumulated deficit	(213,514)	(203,996)
Total stockholders' equity	47,223	56,458

Total liabilities and stockholders' equity	$63,258	$64,353

Note 1: Amounts are subject to completion of management’s customary closing and review procedures.

SUPPORT.COM, INC.
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended			Nine Months Ended
	Sept 30, 2018 (1)	June 30, 2018	Sept 30, 2017	Sept 30, 2018 (1)	Sept 30, 2017

Revenue:
Services	$16,759	$16,220	$13,682	$48,179	$39,744
Software and other	1,258	1,248	1,350	3,828	4,085
Total revenue	18,017	17,468	15,032	52,007	43,829

Cost of revenue:
Cost of services (2)	14,412	14,462	11,559	42,985	33,760
Cost of software and other (2)	51	46	66	152	252
Total cost of revenue	14,463	14,508	11,625	43,137	34,012
Gross profit	3,554	2,960	3,407	8,870	9,817
Operating expenses:
Research and development (2)	690	681	631	2,082	2,429
Sales and marketing (2)	424	409	621	1,383	2,011
General and administrative (2)	1,800	1,677	1,996	5,623	6,847
Amortization of intangible assets and other	-	-	-	-	16
Restructuring	-	-	128	-	128
Legal Settlement	10,000	-	-	10,000	-
Total operating expenses	12,914	2,767	3,376	19,088	11,431

Income (loss) from operations	(9,360)	193	31	(10,218)	(1,614)

Interest income and other, net	241	230	164	676	451

Income (loss) before income taxes	(9,119)	423	195	(9,542)	(1,163)

Income tax provision (benefit)	29	27	(36)	(24)	57

Net income (loss)	$(9,148)	$396	$231	$(9,518)	$(1,220)

Net earnings (loss) per share (3)
Basic	$(0.49)	$0.02	$0.01	$(0.51)	$(0.07)
Diluted	$(0.49)	$0.02	$0.01	$(0.51)	$(0.07)

Shares used in computing per share amounts: (3)
Basic	18,805	18,765	18,692	18,786	18,613
Diluted	18,805	18,947	18,714	18,786	18,613

Note 2 : Includes stock-based compensation expense as follows:

	Three Months Ended			Nine Months Ended
	Sept 30, 2018	June 30, 2018	Sept 30, 2017	Sept 30, 2018	Sept 30, 2017
Cost of revenue:
Cost of services	$11	$17	$19	$38	$83
Cost of software and other	-	-	-	-	3
Operating expenses:
Research and development	9	10	(18)	33	62
Sales and marketing	14	7	12	40	34
General and administrative	68	74	15	465	113
Total	$102	$108	$28	$576	$295

Note 3 : On January 20, 2017, the Company implemented a 1-for-3 reverse stock split. All share and per share information contained within this press release has been retroactively adjusted to reflect the effects of the reverse stock split.

SUPPORT.COM, INC.
RECONCILIATION OF GAAP FINANCIAL RESULTS TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended			Nine Months Ended
	Sept 30, 2018	June 30, 2018	Sept 30, 2017	Sept 30, 2018	Sept 30, 2017

GAAP cost of revenue	$14,463	$14,508	$11,625	$43,137	$34,012
Stock-based compensation expense (Cost of revenue portion only)	(11)	(17)	(19)	(38)	(86)
Non-GAAP cost of revenue	$14,452	$14,491	$11,606	$43,099	$33,926

GAAP operating expenses	$12,914	$2,767	$3,376	$19,088	$11,431
Stock-based compensation expense (Excl. cost of revenue portion)	(91)	(91)	(9)	(538)	(209)
Amortization of intangible assets and other	-	-	-	-	(16)
Restructuring	-	-	(128)	-	(128)
Legal settlement	(10,000)	-	-	(10,000)	-
Non-GAAP operating expenses	$2,823	$2,676	$3,239	$8,550	$11,078

GAAP net income (loss)	$(9,148)	$396	$231	$(9,518)	$(1,220)
Stock-based compensation expense	102	108	28	576	295
Amortization of intangible assets and other	-	-	-	-	16
Restructuring	-	-	128	-	128
Legal settlement	10,000	-	-	10,000	-
Total impact of Non-GAAP exclusions	10,102	108	156	10,576	439
Non-GAAP net income (loss)	$954	$504	$387	$1,058	$(781)

Earnings (loss) per share (3)
Basic - GAAP	$(0.49)	$0.02	$0.01	$(0.51)	$(0.07)
Basic - Non-GAAP	$0.05	$0.03	$0.02	$0.06	$(0.04)

Diluted - GAAP	$(0.49)	$0.02	$0.01	$(0.51)	$(0.07)
Diluted - Non-GAAP	$0.05	$0.03	$0.02	$0.06	$(0.04)
Shares used in computing per share amounts (GAAP)
Basic	18,805	18,765	18,692	18,786	18,613
Diluted	18,805	18,947	18,714	18,786	18,613
Shares used in computing per share amounts (Non-GAAP) (3)
Basic	18,805	18,765	18,692	18,786	18,613
Diluted	18,974	18,947	18,714	18,965	18,613

The adjustments above reconcile the Company’s GAAP financial results to the non-GAAP financial measures used by the Company. The Company’s non-GAAP financial measures exclude stock-based compensation expense, amortization of intangible assets and other, restructuring charges, and one-time legal settlement charges. The Company believes that presentation of these non-GAAP items provides meaningful supplemental information to investors when viewed in conjunction with, and not in lieu of, the Company’s GAAP results. However, the non-GAAP financial measures have not been prepared under a comprehensive set of accounting rules or principles. Non-GAAP information should not be considered in isolation from, or as a substitute for, information prepared in accordance with GAAP. Moreover, there are material limitations associated with the use of non-GAAP financial measures. See the text of this press release for more information on non-GAAP financial measures.

2018 amounts are subject to completion of management’s customary closing and review procedures.

Investor Contact

Dean Morris
Investor Relations, Support.com
+1 (650) 556-8574
Dean.Morris@support.com